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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  July 10, 2001




                           CONTINENTAL AIRLINES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                0-09781                              74-2099724
(State or other jurisdiction              (Commission File Number)                    (IRS Employer
      of incorporation)                                                            Identification No.)


1600 Smith Street, Dept. HQSEO, Houston, Texas                          77002
   (Address of principal executive offices)                           (Zip Code)


                                 (713) 324-2950
              (Registrant's telephone number, including area code)

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Item 5.         Other Events.

                On July 10, 2001, we issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release discusses the filing today by our wholly owned subsidiary, ExpressJet Holdings, Inc., of a registration statement with the Securities and Exchange Commission to effect an initial public offering of shares of its Class A common stock. The sole assets of ExpressJet Holdings are all the shares of the capital stock of ExpressJet Airlines, Inc. (formerly known as Continental Express, Inc.), the regional airline that operates as Continental Express. As discussed in the registration statement, we have announced our intention to distribute all of our shares of stock of ExpressJet Holdings pro rata to our stockholders soon after the six-month anniversary of the initial public offering.

                The press release includes pro forma financial information to reflect the effects of some of the matters discussed in the press release.

                In light of the foregoing matters and as announced in the press release, we have suspended our previously announced stock repurchase program until a date to be announced in the future.

Item 7.         Financial Statements and Exhibits.

                (c) Exhibits

                    99.1  Press release

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CONTINENTAL AIRLINES, INC.



                                       By  /s/ Jennifer L. Vogel
                                           -------------------------------------
                                              Jennifer L. Vogel
                                              Vice President and General Counsel


July 10, 2001

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                                  EXHIBIT INDEX


99.1     Press Release